Exhibit (l)(3)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-144503 on Form N-6 of our report dated May 3, 2021, relating to the financial statements and financial highlights of the COLI VUL-2 Series Account of Great-West Life & Annuity Insurance Company of New York appearing in the Statement of Additional Information, which is part of such registration statement, and to the references to us under the headings "Independent Registered Public Accounting Firm" in both the Prospectus and the Statement of Additional Information, which are part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
April 29, 2022

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement No. 333-144503 on Form N-6 of our report dated April 15, 2022, relating to the statutory-basis financial statements of Great-West Life & Annuity Insurance Company of New York. We also consent to the reference to us under the heading "Independent Auditor" in such Registration Statement.
/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
April 29, 2022